UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005 (April 7, 2005)

METAPHOR CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Second Street, Suite 102, Encinitas, CA    92024
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (760) 230-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2005, Metaphor Corp., a Nevada corporation ("Metaphor"), entered into a Stock Purchase Agreement (the "Agreement") with 8 Holdings LLC, a Colorado limited liability company ("8 Holdings") and Mark L. Baum ("Mr. Baum"), pursuant to which 8 Holdings will acquire shares of Metaphor's common stock.

Subject to the terms and conditions of the Agreement, including (a) that Metaphor acquires certain assets from an Asian company that they are currently in negotiations with, and (b) that Metaphor obtains from 8 Holdings the gross proceeds of an equity and/or convertible debt funding in an amount of at least $15,000,000, less certain costs and expenses, then 8 Holdings will receive (i) a number of shares of Metaphor's common stock equal to 66.82% of Metaphor's outstanding common stock immediately after closing, and (ii) a number of shares of Metaphor's common stock equal to the difference between 30.68% of the number of shares of Metaphor's common stock outstanding immediately after the closing and the number of shares of Metaphor's common stock issued to the Asian company with which Metaphor is currently in negotiations  (the "Stock Purchase").

Consummation of the Stock Purchase is subject to certain conditions, including (i) the absence of any law or order prohibiting the closing; and (ii) the accuracy of representations and warranties. The Agreement contains certain termination rights for both Metaphor and 8 Holdings. Metaphor is still in the process of providing 8 Holdings with certain due diligence information, and, if 8 Holdings is not satisfied with their review of the information, 8 Holdings may terminate the Agreement within ten business days after Metaphor provides them with that information.

Pursuant to the terms of the Agreement, Mr. Baum, Metaphor’s Chairman, President, Chief Executive Officer, Chief Financial Officer, and largest beneficial stockholder, is personally indemnifying 8 Holdings for Metaphor's outstanding liabilities at closing of the Stock Purchase, for breaches of certain representations and warranties of Metaphor that Mr. Baum had knowledge of, as well as those breaches of certain representations and warranties of Metaphor that occurred after January 15, 2003.

The foregoing description of the Stock Purchase and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed with Metaphor’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2005                          METAPHOR CORP.

                    By:/s/ Mark L. Baum
                      Mark L. Baum
                                                              Chief Executive Officer